Exhibit (j)


             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated January 26, 2015 relating to the financial statements of AB International Value Fund (formerly known as AllianceBernstein International Value Fund), AB Value Fund (formerly known as AllianceBernstein Value Fund) and AB Discovery Value Fund (formerly known as AllianceBernstein Discovery Value
Fund) for the fiscal year ended November 30, 2014, which are incorporated by reference in this Post-Effective Amendment No. 27 to the Registration Statement (Form N-1A No. 333-51938) of AB Trust (formerly known as AllianceBernstein Trust).

                                                       /s/ ERNST & YOUNG LLP

New York, New York
February 25, 2015